Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74817 and 33-82040) of Main Place Funding, LLC and Main Place Real Estate Investment Trust, predecessor to Main Place Funding, LLC, respectively, of our reports dated March 27, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 27, 2001



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